UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 20, 2015

(Exact Name of Registrant as Specified in Charter)

Michigan	1-16577	38-3150651
(State or Other Jurisdiction of Incorporation	(Commission File Number)	(IRS Employer Identification No.)

5151 Corporate Drive, Troy, Michigan	48098
(Address of Principal Executive Offices)	(Zip Code)
(248) 312-2000
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 20, 2015, the Board of Directors (the “Board”) of Flagstar Bancorp, Inc. (“Flagstar” or the “Company”) took the following actions subject to regulatory non-objection, which was received on October 22, 2015:

•
Approved and adopted the Flagstar Bancorp, Inc. 2016 Stock Award and Incentive Plan (the “2016 Stock Plan”), subject to approval by Flagstar’s shareholders at the Company’s 2016 annual meeting of shareholders;

•	Approved and adopted the Flagstar Bancorp, Inc. Executive Long-Term Incentive Program (“ExLTIP”);

•
Approved and adopted an award of Restricted Stock Units (“RSUs”) under the 2016 Stock Plan and the ExLTIP to Alessandro P. DiNello, President and Chief Executive Officer, and Lee M. Smith, Executive Vice President and Chief Operating Officer, in the amounts of 642,857 and 264,884 RSUs, respectively, subject to approval of the 2016 Stock Plan by Flagstar’s shareholders at Flagstar’s 2016 annual meeting of shareholders; and

•	Approved and adopted amendments to the employment agreements of Messrs. DiNello and Smith.

The ExLTIP was executed to fulfill the commitment made in employment agreements with Messrs. DiNello and Smith on May 16, 2013 and in recognition of their contributions to improved performance of the Company since 2013. Under their leadership, Flagstar has returned to profitability, achieved a substantial de-risking of its balance sheet, and significantly improved its capital and liquidity positions. It has built a foundation for sustainable profitability within the framework of a robust risk management system.

The Company’s compensation philosophy is designed to align pay with performance. A key tenet of that philosophy is to attract, motivate, and retain talent needed to strengthen Flagstar, understanding that stable leadership is essential for the Company to realize critical goals. Flagstar sets compensation to be competitive with financial services organizations (national, regional and local) of a similar size and business focus. Pay practices for Flagstar’s Senior Executive Officers (“SEOs”) continue to be governed by its regulators.

If a majority of Flagstar’s shareholders do not approve the 2016 Stock Plan and the authorization of shares issuable thereunder, the 2016 Stock Plan and the RSU awards to Messrs. DiNello and Smith will not become effective and will be null and void.

The 2016 Stock Plan

The 2016 Stock Plan enables Flagstar to make stock-based awards to its eligible employees, consultants, and non-employee directors. The 2016 Stock Plan provides for the grants of incentive stock options, non-qualified stock options, restricted stock, restricted stock units, stock appreciation rights, and performance awards. The 2016 Stock Plan is subject to approval by Flagstar’s shareholders at Flagstar’s 2016 annual meeting of shareholders.

The number of shares of Flagstar’s common stock to be reserved for awards under the 2016 Stock Plan has not yet been determined. Each award granted under the 2016 Stock Plan will be represented by an award agreement in a form approved by the Compensation Committee of the Board (the “Committee”). Awards granted under the 2016 Stock Plan are subject to Flagstar’s clawback policy. The 2016 Stock Plan limits the number of shares that may be subject to award to any participant in any one calendar year, among other limits.

In the event of a Change in Control, as defined in the 2016 Stock Plan, the Committee may provide for or agree to the assumption or continuation of some or all outstanding awards or for the grant of new awards in substitution therefor by the acquiring or surviving entity. If there is no assumption, continuation, substitution, or cash-out of some or all such awards, then the Committee will provide that all outstanding awards will become vested. The Board reserves the right to alter and amend the 2016 Stock Plan at any time, subject to approval by the Company’s shareholders, if applicable.

The foregoing description of the 2016 Stock Plan is qualified in its entirety by reference to the 2016 Stock Plan, which will be filed as an exhibit to the Company’s upcoming Form 10-Q .

RSU Awards Under the ExLTIP

The ExLTIP provides for payouts only if Flagstar achieves and sustains extraordinary market performance. The ExLTIP awards were made in the form of RSUs under and subject to the terms of the 2016 Stock Plan, which remains subject to shareholder approval. Messrs. DiNello and Smith will fully vest in their RSUs if, for one-hundred twenty consecutive days, the volume-weighted average price per share of the Company’s common stock (“Common Stock”) is $28.00 or more (the “Performance Hurdle”). The Performance Hurdle must be achieved within ten years of the grant date. The vested RSUs will pay out in five installments, subject to a “Quality Review,” on the date the Performance Hurdle is attained and on each of the four subsequent annual payout dates.

The Quality Review will measure Flagstar’s performance relative to Flagstar’s peer group (listed in the award agreement) with respect to two metrics, asset quality and liquidity, as described more fully in the award agreements. If the measures under the Quality Review are not met, 25% of the amount of RSUs that would have paid out on that date will be forfeited by the executive and another 25% will be held back until the next following payout date, as described more fully in the award agreements. Payments made under the RSU awards will be in Company stock, so that Mr. DiNello’s and Mr. Smith’s compensation remains linked to ongoing share value creation.

If the Performance Hurdle has been attained, payout of the RSUs will be accelerated in the event of the participating executive’s death or disability or a Change in Control. If the Performance Hurdle has not been attained on or before the date of a participating executive’s death or disability or a Change in Control, as defined in the award agreements, a portion of the RSUs may vest, depending on the stock price at the time of such death, disability or Change in Control.

If a participating executive is eligible to, and does, retire from Flagstar after the Performance Hurdle has been attained, any unpaid RSUs will continue to be paid in accordance with the terms of the award agreements until the executive attains the age of 67, at which time all remaining RSUs will be paid out. Payouts following the executive’s retirement will no longer be subject to a Quality Review. If an executive’s employment is terminated for Cause (as defined in the award agreement), the executive would forfeit all unvested RSUs as well as any RSUs that have vested but not yet been paid.

The award agreements include restrictive covenants relating to confidentiality, non-competition, non-solicitation of employees, and non-solicitation of customers. Messrs. DiNello and Smith will have no voting or other rights with respect to shares of stock that are represented by the RSUs.

The foregoing description of the ExLTIP and the award agreements is qualified in its entirety by reference to the form of the ExLTIP award agreement, which will be signed by the awardees and the form of which will be filed as an exhibit to the Company’s upcoming Form 10-Q.

Amendment of Employment Agreements

In connection with the foregoing, Flagstar amended the employment agreements of Messrs. DiNello and Smith effective October 22, 2015 to incorporate the terms of the awards made under the ExLTIP, as described above.

In addition, Mr. DiNello’s agreement was modified to provide that:

•
If his ExLTIP award vests, Mr. DiNello will no longer be entitled to receive “bonus shares,” as described in the amendment, but shall then become eligible to receive an annual long-term equity-based award with a target level of 100% of his base salary in accordance with the Company’s applicable long-term incentive program;

•	Effective January, 2016, Mr. DiNello’s annual base salary will be adjusted to $1,000,000; and

•
On December 31, 2015, the Company will curtail the payment of “share salary” to Mr. DiNello, and commencing with the Company’s 2016 fiscal year, Mr. DiNello will be eligible to receive annual incentive awards with a target level of 100% of his base salary in accordance with the Company’s annual incentive program;

The foregoing description of the amendments to the employment agreements of Messrs. DiNello and Smith is qualified in its entirety by reference to their employment agreements, as amended, which amendments the Company will file as an exhibit to the Company’s upcoming Form 10-Q.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FLAGSTAR BANCORP, INC.

Dated: October 26, 2015	By:	/s/ James K. Ciroli
James K. Ciroli
Executive Vice-President and Chief Financial Officer